                                                                    Exhibit 10.5


                             STEP AHEAD INVESTMENTS, INC.



                               LONG-TERM INCENTIVE PLAN



                              AS AMENDED APRIL 30, 1997

                               LONG-TERM INCENTIVE PLAN


                                  TABLE OF CONTENTS



                                  ARTICLE I. PURPOSE

1.1       Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.2       Establishment. . . . . . . . . . . . . . . . . . . . . . . . . . .   1


                               ARTICLE II. DEFINITIONS

2.1       Award. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
2.2       Award Period . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
2.3       Board. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
2.4       Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
2.5       Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
2.6       Continuous Employment. . . . . . . . . . . . . . . . . . . . . . .   1
2.7       Date of Exercise . . . . . . . . . . . . . . . . . . . . . . . . .   2
2.8       Date of Grant. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
2.9       Eligible Person. . . . . . . . . . . . . . . . . . . . . . . . . .   2
2.10      Exercise Period. . . . . . . . . . . . . . . . . . . . . . . . . .   2
2.11      Fair Market Value. . . . . . . . . . . . . . . . . . . . . . . . .   2
2.12      Grant Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
2.13      Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.14      Incentive Stock Option . . . . . . . . . . . . . . . . . . . . . .   3
2.15      Nonstatutory Stock Option. . . . . . . . . . . . . . . . . . . . .   3
2.16      Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.17      Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.18      Phantom Share. . . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.19      Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.20      Restricted Stock . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.21      Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.22      Stock Appreciation Right (SAR) . . . . . . . . . . . . . . . . . .   3
2.23      Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.24      Vesting Date . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                             ARTICLE III. ADMINISTRATION

3.1       Administration by Board. . . . . . . . . . . . . . . . . . . . . .   4
3.2       Board to Interpret Plan. . . . . . . . . . . . . . . . . . . . . .   4


                     ARTICLE IV. PLAN LIMIT ON STOCK APPRECIATION
                             RIGHTS, RESTRICTED STOCK AND
                                 PHANTOM SHARE AWARDS

4.1       Board to Grant Awards. . . . . . . . . . . . . . . . . . . . . . .   4


                                ARTICLE V. ELIGIBILITY

5.1       Officers and Key Employees Eligible. . . . . . . . . . . . . . . .   5
5.2       Certain Non-employees Eligible . . . . . . . . . . . . . . . . . .   5
5.3       Selection for Awards . . . . . . . . . . . . . . . . . . . . . . .   5


                              ARTICLE VI. STOCK OPTIONS

6.1       Grant of Stock Options . . . . . . . . . . . . . . . . . . . . . .   5
6.2       Conditions of Options. . . . . . . . . . . . . . . . . . . . . . .   6


                        ARTICLE VII. STOCK APPRECIATION RIGHTS

7.1       Grant of SARs. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
7.2       Conditions of SARs . . . . . . . . . . . . . . . . . . . . . . . .   9


                             ARTICLE VII. PHANTOM SHARES

8.1       Grant of Phantom Shares. . . . . . . . . . . . . . . . . . . . . .   9
8.2       Conditions of Phantom Share Award. . . . . . . . . . . . . . . . .   9
8.3       Termination of Holder During Award Period. . . . . . . . . . . . .  10


                         ARTICLE IX. RESTRICTED STOCK AWARDS

9.1       Grant of Restricted Stock Awards . . . . . . . . . . . . . . . . .  11
9.2       Conditions of Restricted Stock Awards. . . . . . . . . . . . . . .  11

                                  ARTICLE X. GENERAL

10.1      Government and Other Regulations . . . . . . . . . . . . . . . . .  12
10.2      Tax Withholding. . . . . . . . . . . . . . . . . . . . . . . . . .  12
10.3      Claim to Awards and Employment Rights. . . . . . . . . . . . . . .  12
10.4      Beneficiaries. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
10.5      Nontransferability . . . . . . . . . . . . . . . . . . . . . . . .  12
10.6      Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .  12
10.7      Reliance on Reports. . . . . . . . . . . . . . . . . . . . . . . .  13
10.8      Relationship to Other Benefits . . . . . . . . . . . . . . . . . .  13
10.9      Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13


                       Article XI. CHANGES IN CAPITAL STRUCTURE

11.1      Adjustment for Changes in Capital Structure. . . . . . . . . . . .  13


                       ARTICLE XII. AMENDMENTS AND TERMINATION

12.1      Amendment or Termination of Plan by Board. . . . . . . . . . . . .  13


                   ARTICLE XIII. PAYMENTS UPON A CHANGE OF CONTROL

13.1      Definition . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
13.2      Occurrence of Change of Control. . . . . . . . . . . . . . . . . .  14


                              ARTICLE XIV. MISCELLANEOUS

14.1      Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
14.2      Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
14.3      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  15
14.4      Succession . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
14.5      Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
14.7      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
14.8      Construction . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
14.9      Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                           AMENDED LONG-TERM INCENTIVE PLAN


                                  ARTICLE I. PURPOSE

       1.1 PURPOSE. The purpose of the Long-Term Incentive Plan ("Plan") is to provide a means through which STEP AHEAD INVESTMENTS, INC., a California corporation ("Company"), may attract qualified persons to enter the employ of the Company. The Plan will provide various means whereby such key employees, directors and consultants upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the economic welfare of the Company are important, may acquire and maintain stock ownership, and other forms of incentive opportunities thereby strengthening both their commitment to the Company and their desire to remain in its employ or service. So that the appropriate incentive can be provided, the Plan provides for granting Stock Options, Stock Appreciation Rights, Restricted Stock and Phantom Shares as such terms are defined below, or any combination of the foregoing.

       1.2 ESTABLISHMENT. The Plan is effective as of December 24, 1992, as amended on April 25, 1996 and April 30, 1997, and subject to the provisions of
Article XII, herein, awards pursuant to the Plan may be made as provided herein for a period of ten (10) years after such effective date ("Plan Term").

               The Plan shall continue in effect until all matters relating to the payment of such Awards and administration of the Plan have been settled.

                               ARTICLE II. DEFINITIONS

       2.1 "Award" means, individually or collectively, any grant of a Stock Option, Stock Appreciation Right, Restricted Stock or Phantom Share.

       2.2 "Award Period" means a period as specified in each individual Award and relates to and is confined to Phantom Share Awards and Stock Appreciation Rights.

       2.3     "Board" means the Board of Directors of the Company.

       2.4     "Company" means Step ahead Investments, Inc.

       2.5 "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

       2.6 "Continuous Employment" means the absence of any interruption or termination of service as an Employee by the Company. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board or in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

       2.7 "Date of Exercise" means the date, during an Award Period or Exercise Period, on which a Holder delivers effective Notice to the Secretary or Chairman of the Board of the Company, which complies with Section 14.9 of the Plan, of his/her desire to exercise his/her rights under any award of Stock Appreciation Rights, Phantom Shares or Options.

       2.8 "Date of Grant" means the date on which the granting of an Award is authorized by the Board or such later date as may be specified by the Board in such authorization.

       2.9 "Eligible Person" means any person employed full-time by the Company on a full-time salaried basis or other person who, in the opinion of the Board, is rendering valuable services to the Company, including without limitation, an independent contractor, outside consultant, or advisor to the Company who satisfies all of the requirements of Article V of this Plan.

       2.10 "Exercise Period" means the period specified in each Stock Option award during which such Stock Option may be exercised.

       2.11 "Fair Market Value" means either of the following, as is most recently applicable:

               (a) if the Stock of the Company is not listed with an exchange or with the National Association of Securities Dealers Automated Quotation System "NASDAQ", either (i) the most recent per-share price to offeree in the most recent offering of common shares of the Company, plus or minus earnings per share, since the most recent offering, up to and including the fiscal quarter preceding exercise, calculated according to Generally Accepted Accounting Principles (GAAP); or (ii) if there has not been a sale of common shares of the Company within one year of the Date of Grant, the value of the Stock as determined by the Board based upon the Company's net worth, historic and prospective earning power and such other factors as the Board may deem relevant;

               (b) if the Stock of the Company is listed on a securities exchange, the closing price (or if there is no closing price, then the closing bid price) of the Stock as reported in the trading reports of the securities exchange on which the Stock is listed; or

               (c) if the Stock is not listed on a securities exchange but is reported by the NASDAQ, the mean between the dealer closing "bid" and "ask" prices on the over-the-counter market as reported by NASDAQ.

       2.12    "Grant Date" means the date on which an Option is granted.

       2.13 "Holder" means an Eligible Person who has been granted a Stock Option, Stock Appreciation Right, or a Phantom Share Award.

       2.14 "Incentive Stock Option" means any option granted under this Plan and any other option granted to an Employee in accordance with the provisions of section 422 of the Code, and the regulations promulgated thereunder.

       2.15 "Nonstatutory Stock Option" means any Option granted under the Plan that is not an Incentive Stock Option.

       2.16    "Option" means a stock option granted pursuant to this Plan.

       2.17 "Option Agreement" means the written option agreement granting an Option to the Holder.

       2.18 "Phantom Share" means a unit of benefit Awarded to an Employee and credited to a Phantom Share Account for his benefit which shall be deemed to have a value equivalent to one share of Stock of the Company. Such Phantom Shares shall be exercisable in the sole discretion of the Board, either in the form of cash or Stock of the Company. A Phantom Share credited to a Holder shall entitle a Holder to be credited with additional units equivalent to the amount of cash or Stock dividends paid on a share of Employer Stock as and when such dividends are paid. Phantom Shares shall not represent an interest in Stock of the employer.

       2.19 "Plan" means this Step Ahead Investments, Inc. Long-Term Incentive Plan.

       2.20 "Restricted Stock" means a direct Award of Stock under Article IX of the Plan, by the delivery of share certificates, subject to restrictions on sale, transfer and repurchase to be set forth in a separate Stock Restriction Agreement, as defined in Article IX, to be entered into at the time of delivery of such shares.

       2.21    "Stock" means Common Stock of the Company.

       2.22 "Stock Appreciation Right" ("SAR") means the right of the Holder of any unexercised Award granted under this Plan to receive, pursuant to the terms of Article VII of the Plan, (i) Stock, or at the election of the Board,
(ii) cash or (iii) a combination of cash and Stock, equal in value to the increase in the Fair Market Value of a share of Stock from the Date of Grant, to the Date of Exercise of such Award shares. A SAR shall not constitute an interest in Stock of the Company.

       2.23 "Termination" means ceasing to be an employee of the Company or any of its subsidiaries, except by death.

       2.24 "Vesting Date" means the date on which an Option becomes wholly or partially exercisable.

                             ARTICLE III. ADMINISTRATION

       3.1 ADMINISTRATION BY BOARD. The Board shall administer the Plan. A majority of the Board shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Board shall be deemed the acts of the Board.

               Subject to the provisions of the Plan, the Board shall have exclusive power to effect the following:

               (a)      Select the Eligible Persons to participate in the Plan;

               (b) Determine the Awards to be made to each Eligible Person selected;

               (c)      Determine the time or times when Awards will be made;

               (d) Determine the conditions (including performance requirements) to which the payment of Awards may be subject; and

               (e) Prescribe the form or forms of agreements evidencing Awards and restrictions on Restricted Stock.

       3.2 BOARD TO INTERPRET PLAN. The Board shall have the authority to revise the Plan and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Board's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.

                     ARTICLE IV. PLAN LIMIT ON STOCK APPRECIATION
                             RIGHTS, RESTRICTED STOCK AND
                                 PHANTOM SHARE AWARDS

       4.1 BOARD TO GRANT AWARDS. The Board, from time to time, may grant Awards to one or more persons determined by it to be eligible for participation in the Plan, in accordance with the provisions of Article V in separate written Award documents for each Award to each Eligible Person, provided however, that the following conditions are fulfilled:

               (a) Subject to Article XI, the aggregate number of shares of Stock authorized by this Plan to be subject to Stock Options shall be 400,000;

               (b) Subject to Article XI, the aggregate number of Phantom Shares authorized by this Plan is 40,000;

               (c) Subject to Article XI, the aggregate number of SARs authorized by this Plan is 125,000;

               (d) Subject to Article XI, the aggregate number of shares of stock authorized to be issued by a Restricted Stock Award is 25,000;

               (e) Such Phantom Shares or SARs shall be deemed to have been used in payment whether Stock is ultimately paid or whether the Fair Market Value equivalent is paid in cash. To the extent that an Award lapses or the rights of its Holders terminate, any such Phantom Shares or SARs subject to such Award shall again be available for the grant of an Award; and

               (f) Stock delivered by the Company in payment under the Plan may be authorized and unissued Stock, or may be purchased for the Holder by the Company on the open market or from private parties.

                                ARTICLE V. ELIGIBILITY

       5.1 OFFICERS AND KEY EMPLOYEES ELIGIBLE. Officers and key employees of the Company and its subsidiaries (including officers or employees who are members of the Board, but excluding directors who are not officers or employees) who, in the opinion of the Board, are mainly responsible for the continued growth and development and financial success of the business of the Company or one of its subsidiaries shall be eligible to be granted Awards under the Plan including Incentive Stock Options.

       5.2 CERTAIN NON-EMPLOYEES ELIGIBLE. Non-employees including without limitation, independent contractors, outside consultants, or advisors (including directors who are not officer or employees) who, in the opinion of the Board, have a significant role in the continued growth and development and financial success of the business of the Company or one of its subsidiaries shall be eligible to be granted options under the Plan excluding Incentive Stock Options.

       5.3 SELECTION FOR AWARDS. Subject to the provisions of the Plan, the Board may, from time to time, select from such Eligible Persons those to whom Awards shall be granted.

                              ARTICLE VI. STOCK OPTIONS

       6.1 GRANT OF STOCK OPTIONS. Grants of Incentive Stock Options or Nonstatutory Stock Options may be made by the Board to any Eligible Person during the term of the Plan either alone, or in conjunction with Stock Appreciation Rights, Phantom Shares or Restricted Stock Awards; provided that an Incentive Stock Option may be granted only to an eligible employee of the Company or any parent or subsidiary corporation. Each Option shall be granted by execution of a separate written Award document ("Option Agreement") for each Award to each Eligible Person.

       6.2     CONDITIONS OF OPTIONS.

               6.2.1. OPTION PRICE. Except as set forth in this Section 6.2.1, the price at which an Option may be exercised ("Option Price") may be less than, equal to, or greater than, the fair market value of the Stock subject to such Option at the time the Option is granted, as such fair market value is determined by the Board, but in no event will such Option Price be less than fifty percent (50%) of the fair market value of the underlying Stock at the time the Option is granted. In the case of an Incentive Stock Option, the Option Price shall not be less than the fair market value of the Stock subject to such Option at the time the Option is granted. If granted to an eligible employee who owns stock representing more than ten percent (10%) of the voting power of all classes of Stock of the Company or any parent or subsidiary (a "Ten Percent Employee"), the option price of an Incentive Stock Option shall not be less than 110% of such fair market value at the time the Option is granted.

               6.2.2. EXERCISE PERIOD. The Board shall determine the period of time during which an Option may be exercised but in no event shall such period be longer than, in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five (5) years from the Grant Date, and, in the case of any other Option, after the expiration of ten (10) years from the Grant Date. Any Option may be exercised during such period only at such time or times and in such installments as the Board may establish.

               6.2.3. VESTING. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board and as shall be permissible under the terms of the Plan. The vesting period or schedule for each Option shall be specified in the Option Agreement evidencing the Option. No Option shall be exercisable for fractional shares.

               6.2.4. EXERCISE PROCEDURES. An Option shall be deemed to be exercised when written notice of exercise has been given to the Company in accordance with the terms hereof and payment for the Shares with respect to which the Option is exercised has been received by the Company. Any Incentive Stock Option shall be exercisable only by employees who have been in Continuous Employment by the Company beginning on the Grant Date of the Award and ending on the day three (3) months before the date of exercise. As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the Stock purchased. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Option Shares despite the valid exercise of the Option.

               6.2.5. TERMINATION OF STATUS AS EMPLOYEE. When an Employee is terminated or ceases to be an Employee for any reason other than permanent and total disability or death, such Employee shall have three (3) months after the termination date within which to exercise the Options to the extent the right to exercise such Options has vested at the date of such termination; provided, that no Option shall be exercisable after the expiration of the Exercise Period, as defined in Section 6.2.2 above.

               6.2.6. DEATH OR DISABILITY OF OPTIONEE. If an Optionee dies or is permanently disabled during the Exercise Period for an Option the Optionee's estate, a person who acquired the right to exercise the Option by bequest or inheritance, or the Optionee may exercise the Options for which the right to exercise has accrued at the time of death at any time until the Exercise Period expires, or, in the event of permanent disability, within one (1) year following the date of disability, but only to the extent the right to exercise had accrued at the time of such disability. This right to exercise is subject to the following qualifications:

               (a)      (i)   the Optionee must have been in Continuous
Employment from the Grant Date of the Option until the date of death or disability; or

                        (ii) the Optionee must have been in Continuous Employment from the Grant Date of the Option until the date of termination and be within the three (3) month period following termination on the date of death or disability; and

               (b) no Option may be exercised after the expiration of the Exercise Period, as defined in Section 6.2.2 above.

               6.2.7. TAX WITHHOLDING. When an Optionee is required to pay tax withholding to the Company in connection with the exercise of an Option granted under the Plan, the Optionee may elect, prior to the date the amount of such withholding tax is determined (the "Tax Date"), to make such payment or an increased payment as the Optionee elects to make up to the maximum federal, state and local marginal tax rates, including any related FICA obligation applicable to the Optionee and the particular transaction, by: (i) delivering cash; (ii) delivering part or all of the payment in previously owned stock (whether or not acquired through the prior exercise of a stock option); and/or
(iii) irrevocably directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the amount of tax required or elected to be withheld (a "Withholding Election"). If an Optionee's Tax Date is deferred for six (6) months from the date of exercise and the Optionee makes a Withholding Election, the Optionee will initially receive the full amount of Shares otherwise issuable upon exercise of the Option, but will be unconditionally obligated to surrender to the Company on the Tax Date the number of Shares necessary to satisfy his or her minimum withholding requirements, or such higher payment as he or she may have elected to make plus cash for any fractional share.

               Notwithstanding the foregoing, after a registered public offering of securities by the Company or such other time as the officers and directors of the Company become subject to the short-term trading liability provisions of
Section 16(b) of the Exchange Act, Optionees who are officers or directors of the Company may elect to deliver previously-owned stock or make a Withholding Election only in conformance with the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

               6.2.8. NON-TRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an Option may be exercised only by the Optionee.

               6.2.9. CONDITIONS TO EXERCISE. The Option shall not be exercisable:

               (a) Unless payment in full is made for the Stock being acquired thereunder at the time of exercise, with such payment being made in cash or by check unless payment in some other manner, including by promissory note, other shares of the Company's Stock or such other consideration and method of payment for the issuance of shares of Stock as may be permitted under sections 408 and 409 of the California General Corporation Law, is authorized by the Board at the time of the grant of the Option; and

               (b) Unless the person exercising the Option has been, at all times during the period beginning with the Grant Date of the Option and ending on the date of such exercise, employed by, a director of or otherwise performing services for the Company, or a corporation, or a parent or subsidiary of a corporation, issuing or assuming the Option in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended, or any successor statutory provision thereto (the "Code"), is applicable.

               6.2.10. NATURE OF OPTIONS. It is the intent of the Company that both Nonqualified Stock Options and Incentive Stock Options may be granted under the Plan and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

               6.2.11.  LIMITATIONS ON GRANT OF INCENTIVE STOCK OPTIONS.

               (a) The aggregate Fair Market Value (determined as of the Grant Date) of the Stock for which Incentive Stock Options may first become exercisable by any Optionee during any calendar year under this Plan, together with that of Stock subject to Incentive Stock Options first exercisable by such Optionee under any other plan of the Company or any Subsidiary, shall not exceed $100,000.

               (b) there shall be imposed in the Option Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an "incentive stock option" as that term is defined in
Section 422 of the Code.

               (c) No Incentive Stock Option may be granted to any person who, at the time the Incentive Stock Option is granted, owns shares of outstanding Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the Grant Date.

               (d) No Incentive Stock Option may be granted to any person who is not an employee of the Company.

                        ARTICLE VII. STOCK APPRECIATION RIGHTS

       7.1 GRANT OF SARS. Grants of SARs may be made by the Board to any eligible employee during the term of the Plan by the execution of a separate written Award document for each Award to each eligible employee.

       7.2 CONDITIONS OF SARS. Each Award of SARs shall be subject the following terms as well as such terms and conditions as the Board shall impose which are not inconsistent with the Plan.

               7.2.1. RIGHT TO EXERCISE. A SAR shall be exercisable at any time during the Award Period.

               7.2.2. FAILURE TO EXERCISE. If on the last day of the Award Period the Fair Market Value of the Stock exceeds the Award price, and the Holder has not exercised the SAR on the last day of the Award Period, such right shall be deemed to have been exercised by the Holder on such last day of the Award Period.

               7.2.3. PAYMENT. An exercisable SAR shall entitle the Holder to surrender the SAR, or any portion thereof, and to receive in exchange therefor an amount equal to the excess of the Fair Market Value of one share of Stock over the Award price per share specified in such Award times the number of SARs called for by the Award, or portion thereof, which is so surrendered. The Company may elect to pay the Employee the amount arising out of the exercise of a SAR in cash, or partially in cash and partially by the delivery of shares of Stock. The Board shall also have the right to place restrictions on shares issued in payment of SARs as it, in its sole discretion, deems to be in the best interest of the Company. Issuance of such shares shall be in compliance with all applicable state and federal securities laws.

                             ARTICLE VII. PHANTOM SHARES

       8.1 GRANT OF PHANTOM SHARES. Grants of Phantom Shares may be made by the Board to any eligible employee during the term of the Plan by the execution of a separate written Award document for each Award to each eligible employee.

       8.2 CONDITIONS OF PHANTOM SHARE AWARD. An Award of Phantom Shares shall be subject to the following terms and conditions:

               8.2.1. PHANTOM SHARE ACCOUNT. Phantom Shares shall be credited to a Phantom Share account maintained on the books and records of the Company for each Holder. Each Phantom Share shall be deemed to have a value equivalent to one share of Stock of the Company. The Award of Phantom Shares under the Plan shall entitle the Holder to the equivalent value of cash or Stock dividends paid on shares of the Company Stock during the Award Period to be credited to his Phantom Share Account. Phantom Shares shall carry no voting, or other rights of a shareholder of the Company. The value of the Phantom Shares in a Holder's Phantom Share account at the time of Award or the time of payment shall be the Fair Market Value at any such time of an equivalent number of shares of Stock, plus the value of dividend equivalents credited to such account, whether the equivalent of cash or Stock dividends, (subject to the limitation provided in Section 8.2(b)).

               8.2.2. PAYMENT OF AWARD. No payment of Phantom Shares shall be made prior to the end of an Award Period. The payment to which a Holder shall be entitled at the end of an Award Period shall be a dollar amount equal to the Fair Market Value of a number of shares of Stock, equal to the number of Phantom Shares credited to such Holder's Phantom Stock account, plus cash and stock dividend equivalents credited to such account in accordance with Section 8.2(a), herein. Payment shall presumptively be made in cash. The Board, however, may authorize payment in such other combinations of case an Stock, or all in Stock, as it deems appropriate. The Board shall have the right to place restrictions on those shares of Stock issued in payment for Phantom Shares as it, in its sole discretion, deems to be in the best interest of the Company. Issuance of such shares of Stock shall be in compliance with all applicable state and federal securities laws.

               The number of shares of Stock to be paid in lieu of cash will be determined by dividing the amount of the payment due which is not paid in cash by:

                        (a) The Fair Market Value of the Stock issued according to Section 2.11., herein; or

                        (b) If Stock is purchased by the Company for the account of an Employee for the payment of a Phantom Share Account, the price paid per share for such Stock.

       8.3 TERMINATION OF HOLDER DURING AWARD PERIOD. In the event a Holder terminates employment during an Award Period, payout will be as follows:

               (a) In the event of resignation or discharge of a Holder, except related to a Change of Control of the Company, as defined in Article XIII, the Award will be completely forfeited;

               (b) In the event of retirement of a Holder as permitted pursuant to a retirement plan of the Company then in effect, payout will be at the end of the Award Period and prorated for service during the Award Period;

               (c)      In the event of early retirement of a Holder:

                        (i) If early retirement is effected by Holder, the Award would be completely forfeited;

                        (ii) If early retirement is effected by the Company request, payout will be at the end of the Award Period and prorated for service during the Award Period;

               (d) In the event of the death or disability of a Holder, payout will be at the end of the Award Period and prorated for service during the Award Period; and

               (e) In the event of the completion of the term of an applicable employment contract by a Holder without renewal or extension, at the end of the Award Period.

                         ARTICLE IX. RESTRICTED STOCK AWARDS

       9.1 GRANT OF RESTRICTED STOCK AWARDS. The Board may grant a Restricted Stock Award to any eligible employee. Such Award may be in shares of Stock of the Company. Restrictions on the sale, transfer or repurchase of the Stock shall be set forth in a separate written Award document for each Award to each Eligible Employee consistent with the terms of Article XIII, herein. The Board shall also establish a period of time ("Restriction Period") applicable to such Award which shall not be less than 3 years in such written Award document. Except pursuant to Article XIII, the Restriction Period applicable to a particular Restricted Stock Award shall not be changed.

       9.2 CONDITIONS OF RESTRICTED STOCK AWARDS. The grant of a Restricted Stock Award shall be subject to the following:

               (a) CERTIFICATES: SHAREHOLDER'S RIGHTS. Stock Awarded pursuant to a Restricted Stock Award shall be represented by a Stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to enjoy all shareholder rights during the Restriction Period with the exception of the following:

                        (i) the Company may issue Stock bearing a restrictive legends and/or Stock transfer instructions as it deems appropriate referencing the Stock Restriction Agreement; and

                        (ii) Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Stock except as permitted in the Stock Restriction Agreement.

               (b) ISSUANCE OF STOCK. If Stock is issued in connection with a Restricted Stock Award, the value of the Stock for the Company's record keeping purposes shall be the Fair Market Value determined according to Section 2.11, herein.

               (c) PAYMENT FOR RESTRICTED STOCK. A Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award.

                                  ARTICLE X. GENERAL

       10.1 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable California and federal securities laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

       10.2 TAX WITHHOLDING. the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as required by law to be withheld with respect to such cash payments or in the case of Awards paid in Stock, the employee or other person receiving such Stock may be required to pay to the Company or a subsidiary, as appropriate, the amount of any such taxes which the Company or subsidiary is required to withhold with respect to such Stock.

       10.3 CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

       10.4 BENEFICIARIES. Any payment of Awards due under this Plan to a deceased Holder shall be paid to the beneficiary designated in writing by the Holder in a form filed and accepted by the Board. If no such beneficiary has been designated or survives the Holder, payment shall be made to the Holder's spouse, if any, and if none, to the Holder's legal representative. A beneficiary designation may be changed or revoked by a Holder at any time, provided the change or revocation is filed and accepted by the Board.

       10.5 NONTRANSFERABILITY. A person's rights and interests under the Plan, including amounts payable, may not be assigned, pledged, alienated, encumbered or transferred, except in the event of an employee's death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

       10.6 INDEMNIFICATION. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason' of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in any such action, suit, or proceeding against him or her. He or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws; as a matter:

of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

       10.7 RELIANCE ON REPORTS. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and.its subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event.shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

       10.8 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company of any Subsidiary.

       10.9 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its subsidiaries.

                       Article XI. CHANGES IN CAPITAL STRUCTURE

       11.1 ADJUSTMENT FOR CHANGES IN CAPITAL STRUCTURE. Stock Options, SARs, Restricted Stock Awards, Phantom Share Awards, and any agreements evidencing such Awards shall be adjusted by the Board as to the number and price of shares of Stock or other consideration subject to such Awards, or by which such Awards are measured, in the event of changes in the outstanding Stock by reason of Stock dividends, Stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award. In the event of any such change in the outstanding Stock, the aggregate number of Stock Options, SARs, Restricted Stock Awards and Phantom Share Awards available under the Plan shall be proportionally adjusted by the Board, whose determination shall be conclusive.

                       ARTICLE XII. AMENDMENTS AND TERMINATION

       12.1 AMENDMENT OR TERMINATION OF PLAN BY BOARD. The Board may at any time terminate the Plan or, with the express written consent of an individual Holder, cancel or reduce or otherwise alter a Holder's outstanding Awards if, in the Board's judgment, the tax, accounting, or other effects of the Plan or potential payments thereunder would not be in the best interest of the Company. The Board may at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that without further shareholder approval the Board shall not effect the following:

               (a) Increase the maximum number of shares which may be issued on exercise of SARs, or pursuant to restricted Stock Awards or Phantom Share Awards, except as provided in Articles VIII and XI;

               (b)      Extend the Termination date of the Plan; or

               (c) Permit the granting of an Award to a person who is not an Eligible Person.

                   ARTICLE XIII. PAYMENTS UPON A CHANGE OF CONTROL

       13.1 DEFINITION. For purposes of this Section and Section 8.3, herein, a "Change of Control" shall be deemed to have occurred if either of the following events occurs:

               (a) Any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding the Company and any of its Subsidiaries), acquires more than 50 percent of the combined voting power of then outstanding securities of the Company as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise; or

               (b) The shareholders of the Company should approve either of the following transactions:

                        (i) Any consolidation or merger of the Company in which the Company is not the surviving corporation immediately after the merger; or

                        (ii) Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company.

       13.2 OCCURRENCE OF CHANGE OF CONTROL. Upon the occurrence of a Change of Control:

               (a) All Options shall terminate and thereupon become null and void; provided, however, that each Optionee shall be given not less than thirty (30) days' notice of such event and the vesting and exercisability of each outstanding Option shall be accelerated so that the Optionee may exercise up to the entire unexercised portion of his Option by cash, cashier's check, or promissory note due in one hundred twenty (120) days and secured by the stock purchased;

               (b) All SARs shall become immediately exercisable in full for cash for a period of sixty days following the occurrence of a Change of Control; provided that SARs held by officers and directors must have been outstanding for at least six months at the time the employee exercises such SARs for cash;

               (c) All Phantom Shares shall become immediately payable in cash, notwithstanding that the Change of Control occurs prior to the end of an Award Period; and

               (d) All restrictions on Restricted Stock shall expire, notwithstanding that the Change of Control occurs prior to the expiration of otherwise applicable Restriction Periods.

                              ARTICLE XIV. MISCELLANEOUS

       14.1 WAIVER. Any of the terms or conditions of this Plan may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

       14.2 AMENDMENT. The provisions of this Plan may be modified at any time by the Board in its discretion. Any such modification shall be ineffective unless in writing and signed by the parties against whom enforcement of the modification or discharge is sought.

       14.3 ENTIRE AGREEMENT. This document and the Award documents issued pursuant to this Plan constitute the entire agreement between the parties, all oral agreements being merged herein, and supersedes all prior representations. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Plan that are not fully expressed herein.

       14.4 SUCCESSION. Subject to the provisions otherwise contained in this Plan, this Plan shall inure to the benefit of and be binding on the successors and assigns of the respective parties.

       14.5 CAPTIONS. All paragraph captions are for reference only and shall not be considered in construing this Plan.

       14.6 ATTORNEYS' FEES; PREJUDGMENT INTEREST. If the services of an attorney are required by any party to secure the performance of this Plan or otherwise upon the breach or default of another party to this Plan, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Plan or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Plan or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

       14.7 SEVERABILITY. If any provision of this Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Plan which can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

       14.8 CONSTRUCTION. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and heading of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

       14.9 NOTICES. Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given
(i) on the date of personal service on the parties, (ii) on the third business day after mailing, if the document is mailed by registered or certified mail,
(iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or
(iv) on the date of transmission if sent by telegram, telex, telecopy or other means of electronic transmission resulting in written copies, with receipt confirmed. Any such notice shall be delivered or addressed to the parties at the addresses set forth below or at the most recent address specified by the addressee through written notice under this provision. Failure to conform to the requirement that mailings be done by registered or certified mail shall not defeat the effectiveness of notice actually received by the addressee.


                                        COMPANY:

                                        STEP AHEAD INVESTMENTS, INC.



                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

                                        Address:  3222 Winona Way
                                                  North Highlands, CA 95660

STEP AHEAD INVESTMENTS, INC.
INCENTIVE STOCK OPTION AGREEMENT


       STEP AHEAD INVESTMENTS, INC., a California corporation (the "Company"), hereby grants to (the "Optionee"), an option (the "Option") to purchase One Thousand (1,000) shares of Common Stock of the Company (the "Shares"), at the price per Share (the "Option Price") set forth herein, and in all respects subject to the terms, definitions and provisions of the Company's amended Long Term Incentive Plan (the "Plan"), which is incorporated herein by reference.

       1. NATURE OF THE OPTION. The Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

       2. OPTION PRICE. The Option Price is Twenty-two and 50/100ths Dollars ($22.50) for each Share.

       3. VESTING AND RIGHT TO EXERCISE. The Option shall vest and become exercisable during its term in accordance with the provisions of Article VI of the Plan as follows:

               (a)      VESTING AND RIGHT TO EXERCISE.

                        (i) The Option shall vest as to the Shares indicated on the following schedule:

                              Date:                         No. of Shares:
                                    ------------------                     ----
                              Date:                         No. of Shares:
                                    ------------------                     ----
                              Date:                         No. of Shares:
                                    ------------------                     ----
                              Date:                         No. of Shares:
                                    ------------------                     ----

Subject to the provisions of subparagraphs (ii) and (iii) below, the Optionee may exercise this Option as to any portion which has vested until the expiration of the Option Term as set forth in paragraph 7.

                        (ii) In the event of the Optionee's death, total and permanent disability or other termination of employment, the exercisability of the Option shall be governed by Article 6.2.5 of the Plan applicable to options issued to Employees.

                        (iii) The Option may not be exercised for fractional shares.

               (b) METHOD OF EXERCISE. In order to exercise this Option as to any portion as to which this Option has vested, the Optionee shall notify the Company in writing of the election to exercise the Option, and the number of Shares as to which the Option is being exercised by executing and delivering to the Chief Financial Officer of the Company the Notice of Exercise, a form of which is attached hereto as Exhibit A. The certificate or certificates for Shares as to which the Option has been exercised shall be registered in the name of the Optionee.

               (c) RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of the Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company at the time of exercise of this Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of any appropriate investor representation statement. Accordingly, the stock certificate for the Shares issued upon exercise of this Option may bear appropriate legends restricting transfer.

       4. NON-TRANSFERABILITY OF OPTION. This option may be exercised during the lifetime of the Optionee only by the Optionee and, subject to the provisions of Article 10.5 of the Plan, may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

       5. METHOD OF PAYMENT. Payment of the Option Price shall be by cash or cashier's check.

       6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. The number of Shares covered by this Option shall be adjusted in accordance with the provisions of Article 11.1 of the Plan in the event of changes in the capitalization or organization of the Company, or if the Company is a party to a merger or other corporate reorganization.

       7.      OPTION TERM.   This Option may be exercised after the date of
grant of this Option, as set forth below, through 5:00 p.m., December 6, 2002, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

       8. NOT EMPLOYMENT CONTRACT. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law. This is not an employment contract.

       9. INCOME TAX WITHHOLDING. The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by federal, state or local laws as a result of the exercise of this Option. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, the Optionee agrees to pay the Company the amount of any such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an employee of the Company at that time.


DATE OF GRANT:
               ---------------------
                                             STEP AHEAD INVESTMENTS, INC.



                                             By:
                                                 -------------------------------
                                                 Eric R. Stauss, President/COO

The Optionee represents that he or she is familiar with the terms and provisions of the Plan, and that a copy of the Plan has been made available to the Optionee, and accepts this Option subject to all of the terms and provisions thereof. The Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the committee appointed by the Company to administer the Plan (or if no such committee has been appointed, the Board of Directors of the Company) upon any questions arising under the Plan.

Dated:                     , 19
       --------------------    --


                                             -----------------------------------
                                             Signature of Optionee

                                 CONSENT OF SPOUSE


       I, ____________________________, spouse of the Optionee who executed the foregoing Agreement, hereby agree that my spouse's interest in the shares of the Common Stock subject to such Agreement and the Plan, as defined in the Agreement, shall be irrevocably bound by the Agreement's and the Plan's terms. I further agree that my community property interest in such shares, if any, shall similarly be bound by the Agreement and the Plan and that the Agreement and the Plan shall be binding upon executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement and the Plan and this consent.

Dated:                       , 19
       ----------------------    --


                                             -----------------------------------
                                             Signature of Spouse


                                             -----------------------------------
                                             (Print Name of Spouse)

                                     EXHIBIT A
       Note: This form is to be filled out and signed ONLY at the time employee elects to exercise AFTER vesting.
             Keep this form in your file for future use.

STEP AHEAD INVESTMENTS, INC.
3222 Winona Way
North Highlands, CA  95660
Attention:  Chief Financial Officer

SUBJECT: NOTICE OF EXERCISE

       The undersigned ("Optionee") hereby elects to exercise the stock option granted to the Optionee on ____________________, 19__ to purchase an aggregate of ________________________________ (_________________) shares of common stock of Step Ahead Investments, Inc. (the "Company"), as follows:

                        NUMBER OF SHARES:
                                          ----------------------------

                        DATE OF NOTICE:
                                        ------------------------------

                        PURCHASE PRICE:
                                        ------------------------------
                                           (Aggregate Option Price)

                        MODE OF PAYMENT:
                                         -----------------------------
                                           (Cash or cashier's check)

       The shares of common stock to be purchased as specified above (the "Shares") should be issued as follows:

                        NAME:
                              -----------------------------------------

                        ADDRESS:
                                 --------------------------------------

                        -----------------------------------------------

       In executing this Notice of Exercise, Optionee makes the following representations and warranties with the knowledge and intent that the Company may rely thereon in transferring the Shares to Optionee:

       1.      (a)      Optionee has a preexisting personal or business
relationship with the Company or one of its officers, directors and controlling persons; or

               (b) Optionee, or Optionee's professional advisor who is not compensated by the Company, has such business or financial experience as is necessary to protect Optionee's interest in connection with Optionee's investment in the Shares.

       2. Optionee is able to bear the economic risk of Optionee's investment in the Shares, including the risk of loss of Optionee's entire investment in the Shares.

       3. Optionee is purchasing the Shares for Optionee's own account for investment and not with a view to, or for sale in connection with, any distribution of these securities.

       4. Optionee understands and acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, nor qualified under applicable state securities laws, and that the Company has no present intention of seeking such registration or qualification. As a consequence, the Shares are not freely transferable and must be held indefinitely unless subsequently registered or qualified or unless exemptions from such registration and qualification requirements are available. Optionee further understands that Share certificates will bear a legend that references the restrictions on transfer described above.



Dated:
       -----------------------               -----------------------------------
                                                Signature of Optionee

                                             -----------------------------------
                                                (Print Name of Optionee)

STEP AHEAD INVESTMENTS, INC.
RESTRICTED STOCK GRANT AGREEMENT


       STEP AHEAD INVESTMENTS, INC., a California corporation (the "Company"), hereby grants to name (the "Grantee") Restricted Stock under the Company's Amended Long-Term Incentive Plan (the "Plan"). The general terms and conditions of the Grant are described below and in the Plan.

       1. NATURE OF THE GRANT. The amount of your Grant is phantom shares shares. This Grant is in consideration of an exchange for any and all prior Phantom Stock awards, grants and/or promises which are hereby cancelled. This Grant does not affect any other securities granted under the Plan. This Grant will be increased to 5% shares as consideration for delivering this form and the accompanying Incentive Stock Option Agreement referenced in Eric R. Stauss's July 3, 1996 Memo regarding conversion of SARS and Phantom Stock to the Company no later than July 19, 1996.


                                 ERS signature, if received on or before 7/19/96
                    ------------

                                                     / / Not received by 7/19/96

       2. RESTRICTION PERIOD. The Restriction Period, as such term is defined and described in Sections 9.1 and 9.2 of the Plan, shall terminate on August 13, 1998; or upon the date on which any and all appropriate withholding taxes are remitted to the Company, whichever is later. IF YOUR EMPLOYMENT TERMINATES FOR ANY REASON BEFORE YOU VEST IN YOUR GRANT, YOU WILL FORFEIT YOUR GRANT.

       3. RESTRICTED SHARES. Separate and apart from any restrictions placed on the Shares under the Plan, these shares are restricted shares that have not been registered with the Security and Exchange Commission. In addition, during the Restricted Period the shares may not be traded or used as loan collateral without express written approval of the Board of Directors of the Company. You will be issued actual share certificates including applicable restrictions at the latter of 1) full vesting, or 2) 30 days following your written request.

       4. OTHER TERMS. Your award is subject to all of the other provisions of the Plan.

       If you agree to accept your Grant, based on the terms set forth in the Plan and in this document, please so signify by signing the enclosed copy of this document and returning it to me.

       In executing this Grant, Grantee makes the following representations and warranties with the knowledge and intent that the Company may rely thereon in transferring the Shares to Grantee:

       1.      (a)      Grantee has a preexisting personal or business
relationship with the Company or one of its officers, directors and controlling persons; or

               (b) Grantee, or Grantee's professional advisor who is not compensated by the Company, has such business or financial experience as is necessary to protect Grantee's interest in connection with Grantee's investment in the Shares.

       2. Grantee is able to bear the economic risk of Grantee's investment in the Shares, including the risk of loss of Grantee's entire investment in the Shares.

       3. Grantee is acquiring the Shares for Grantee's own account for investment and not with a view to, or for sale in connection with, any distribution of these securities.


DATE OF GRANT:


                              I agree to the terms of my Grant, as set forth above and in the Plan.



                              --------------------------------------------------
                              Signature/Print Name - Grantee              Date




                              STEP AHEAD INVESTMENTS, INC.



                              By:
                                 -----------------------------------------------
                                     Eric R. Stauss, President/COO        Date